Exhibit 10.3

As amended through January 15, 2009

MEDIDATA SOLUTIONS, INC.

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions apply:

“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

“Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

“Appraised Fair Market Value” means the fair market value of such share as determined by an independent appraisal obtained by the Administrator for the express purpose of valuing the Company’s Option Shares under this Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” means (i) willful malfeasance or gross negligence in the performance of an Employee’s duties on behalf of the Company, (ii) engaging in misconduct which materially injures the financial condition or business reputation of the Company, or (iii) repeatedly refusing or failing to perform properly assigned duties on behalf of the Company, which refusal or failure extends for more than 30 days after receipt of written notice thereof from the Company.

“Change in Control” means the occurrence of any one of the following events:

(i) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or patent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediate prior to such sale.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

“Common Stock” or “Stock” means the common stock of the Company.

“Company” means MediData Solutions, Inc., a Delaware corporation.

“Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

“Director” means a member of the Board.

“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system including, without limitation, the NASDAQ National Market System or the NASDAQ SmallCap Market of the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market value thereof shall be determined in good faith by the Administrator.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“IPO” means a firm commitment underwritten initial public offering of the Company’s equity securities which has been declared effective pursuant to the Securities Act of 1933, as amended.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

“Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

“Option Shares” means the shares of Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Person” means the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d)(2) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock of the Company.

“Plan” means this 2000 Stock Option Plan.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unexercised Option Shares” means those Shares that are covered by a particular Option granted hereunder to the extent not exercised as of the date of such determination.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is Three Million Eight Hundred Fifty Three Thousand Nine Hundred and Six (3,853,906) Shares (after giving effect to the two-for-one stock split effected on August 3, 2004). The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration of the Plan.

(a) The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting or acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

(vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii) to initiate an Option Exchange Program;

(ix) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to allow Optionees to satisfy withholding obligations be electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility.

(a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to the Shares is granted.

(c) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect until terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

8. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (i) cash, (ii) check, (iii)

promissory note, (iv) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless otherwise determined by the Administrator, the Option shall become exercisable as follows: as to 25% of the Option Shares subject to the Option, on the one year anniversary of the date of grant and the balance in 36 equal monthly installments commencing one month after such one year anniversary. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for thirty (30) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s total and permanent disability, as defined in Section 22(e)(3) of the Code, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Option’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. First Refusal Rights. Each Option Agreement shall contain a provision that in the event an Optionee, at any time, or from time to time, after exercise of his or her Option, receives a bona fide offer from any person or entity to purchase any of the Shares received upon exercise (the “Third Party Offer”), prior to the acceptance thereof, the Optionee shall give written notice thereof to the Company. Such notice (the “Offering Notice”) shall contain a copy of the Third Party Offer and state the name and address of the offeror and the price at which and terms upon which such Shares (the “Offered Shares”) are proposed to be transferred. The Offering Notice shall be deemed to be an offer by the Optionee to sell the Offered Shares, and for a period of 30 calendar days thereafter the Company shall have the first right to purchase the Offered Shares at the price and upon the other terms stated in the Offering Notice. An acceptance of Offered Shares shall be effected by written notice (an “Acceptance Notice”) delivered to the Optionee. The closing of the sale of the Offered Shares pursuant to the exercise of the Company’s rights hereunder shall occur within 30 calendar days after the date of the Acceptance Notice. The rights and obligations set forth in this Section 10 shall terminate on the effective date of an IPO.

11. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number of Option Shares and price per Option Share, (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted, or (iii) the number of shares of Common Stock which have been returned to the Plan upon cancellation or expiration of an Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Option Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon the exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, unless the Option Agreement provides otherwise, the Optionee shall fully vest in and have the right to exercise his or her Option as to all of the Option Shares, including Shares as to which he or she would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares) is also received by Optionees for each Option Share held on the effective date of the transaction; provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received upon the exercise of an Option, for each Option Share, be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Termination After Change of Control. If an Employee’s employment with the Company is terminated by the Company without Cause within six months after the effective date of a Change in Control, unless the Option Agreement provides otherwise, the Optionee shall automatically vest in and have the right to fully exercise his or her Option as to all of the Option Shares including without limitation all Option Shares which have not yet become exercisable as of the date of termination of employment.

13. Timing of Granting of Options. The date of grant of an Option shall, for all purposes, be the date determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.